Exhibit 20.3
Page 1 of 4

Navistar Financial 1994-B Owner Trust
For the Month of October 1996
Distribution Date of November 15, 1996

Original Pool Amount                  $215,029,773.64

Beginning Pool Balance                 $72,882,260.13
Beginning Pool Factor                       0.3389403

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $3,907,013.09
  Interest Collected                      $542,500.85

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $198,276.20
Total Additional Deposits                 $198,276.20

Repos/Chargeoffs                          $115,168.44
Aggregate Number of Notes Charged Off              26

Total Available Funds                   $4,374,836.65

Ending Pool Balance                    $69,133,032.09
Ending Pool Factor                          0.3215045

Servicing Fee                              $60,735.22

Repayment of Servicer Advances            $272,953.49

Reserve Account:
  Beginning Balance                     $4,935,967.95
  Target Percentage                             10.00%
  Target Balance                        $6,913,303.21
  Minimum Balance                       $4,300,595.47
  (Release)/Deposit                       $(20,775.62)
  Ending Balance                        $4,915,192.33

Current Weighted Average APR:                   8.845%
Current Weighted Average
  Remaining Term (months):                      24.45

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                             587,842.61      423
    31-60 days                             111,284.84       72
    60+ days                                15,693.78       11

    Total                                  714,821.23      428

  Balances:  60+ days                      110,179.38       11

Memo Item - Reserve Account
  Prior Month                           $4,737,346.91
  + Invest. Income                          20,775.62
  + Transfer from Collection Account       177,845.42
    Beginning Balance                   $4,935,967.95

Exhibit 20.3
Page 2 of 4

Navistar Financial 1994-B Owner Trust
For the Month of October 1996

                                      TOTAL          NOTES          CERTIFICATES
Original
 Pool Amount Dist.:             $215,029,773.64  $207,503,000.00    $7,526,773.64
 Distribution Percentages                                 96.50%            3.50%
 Coupon                                                   6.400%           6.625%

Beginning Pool Balance           $72,882,260.13
Ending Pool Balance              $69,133,032.09

Collected Principal               $3,634,059.60
Collected Interest                  $542,500.85
Charge-Offs                         $115,168.44
Liquidation Proceeds/Recoveries     $198,276.20
Servicing                            $60,735.22
Cash Transfer to Reserve Account   ($177,845.42)
  Total Collections Available
    for Debt Service              $4,136,256.01

Beginning Balance                $72,478,535.24   $69,941,054.93    $2,537,480.31
Interest Due                        $387,027.97      $373,018.96       $14,009.01
Interest Paid                       $387,027.97      $373,018.96       $14,009.01
Principal Due                     $3,749,228.04    $3,618,005.06      $131,222.98
Principal Paid                    $3,749,228.04    $3,618,005.06      $131,222.98

Ending Balance                   $68,729,307.20   $66,323,049.87    $2,406,257.33
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.3196245349     0.3196930640

Total Distributions               $4,136,256.01    $3,991,024.02      $145,231.99

Interest Shortfall                        $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00

Excess Servicing                          $0.00

Beginning Reserve Account Balance $4,935,967.95   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                      $(20,775.62)
Ending Reserve Account Balance    $4,915,192.33

Exhibit 20.3
Page 3 of 4

Navistar Financial 1994-B Owner Trust
For the Month of October 1996
                         This page has been computed as is customarily done. See page 4 of 4 for adjustment computations.

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                5                4              3               2               1
                             June 1996       July 1996       Aug 1996        Sep 1996        Oct 1996
Beg. Pool Balance         $92,139,254.96  $87,295,556.17  $80,784,926.10  $76,441,016.22  $72,882,260.13


A) Loss Trigger:
Principal of Contracts
  Charged off                 $51,056.23     $637,817.94     $150,288.93     $126,504.53     $115,168.44
Recoveries                   $173,091.90     $754,248.27      $35,080.05      $23,637.33     $198,276.20

Total Charged off
  (Months 5,4,3)             $839,163.10
Total Recoveries
  (Months 3,2,1)              256,993.58
Net Loss/(Recoveries)
  for 3 Mos.                 $582,169.52(a)

Total Balance
  (Months 5,4,3)         $260,219,737.23(b)

Loss Ratio [(a/b)(12)]           2.6847%

Trigger: Is Ratio> 1.5%              Yes


B) Delinquency Trigger:
   Balance delinquency
     60+ days                                                $609,529.38     $479,176.93     $110,179.38
   As % of Beginning
     Pool Balance                                               0.75451%        0.62686%        0.15117%
   Three Month Average                                          1.17548%        0.84685%        0.51085%

Trigger: Is Average> 2.0%             No

C) Noteholders Percent Trigger:     2.2858%
   Ending Reserve Account Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%           No

Exhibit 20.3
Page 4 of 4

Navistar Financial 1994-B Owner Trust
For the Month of October 1996


     SPECIAL REPORT  The recent bankruptcy of one large obligor has created a distortion in the loss statistics as customarily reported (see page 3 of 4). The loss trigger formula is based on the assumption that recoveries follow losses by approximately 60 days. The distortion appears since, in this case, repossessions and recoveries occurred in the same month. Presented below are loss statistics restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                  5               4               3                2                1
                              June 1996       July 1996        Aug 1996         Sep 1996         Oct 196

Beg. Pool Balance         $91,515,545.32*  $86,671,846.53*  $80,784,926.10   $76,441,016.22   $72,882,260.13

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                 $51,056.23       $14,108.30*     $150,288.93      $126,504.53      $115,168.44
Recoveries                   $173,091.90      $110,225.78*      $35,080.05       $23,637.33      $198,276.20

Total Charged off
  (Months 5,4,3)             $215,453.46*
Total Recoveries
  (Months 3,2,1)              256,993.58
Net Loss/(Recoveries)
  for 3 Mos.                 ($41,540.12)*(a)

Total Balance
  (Months 5,4,3)         $258,972,317.95*(b)

Loss Ratio Annualized [(a/b)(12)]-0.1925% * [restated]   VS.   2.6847% [Entire Pool (see page 3)]

Trigger: Is Ratio> 1.5%            No*                           Yes


** This special report began in February 1996. At that point a substantial number of vehicles were repossessed from a large, bankrupt obligor. In
   July 1996, Navistar Financial repossessed all remaining vehicles from this obligor. The July activity is now creating the same type of distortion
   (described above) caused by the February activity. Therefore, the above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the December 1996 Settlement
   Statement. **

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer